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                                                              Exhibit "F"


                             JOINT FILING AGREEMENT


     This Joint Filing Agreement, made as of this 1st day of June 1995 by and among CC Acquisition Company A, L.L.C., a Delaware limited liability company ("CCACA"), CC Acquisition Company B, L.L.C., a Delaware limited liability company ("CCACB"), ALLAN R. TESSLER, an individual ("Tessler"), and MICHAEL WELLESLEY-WESLEY, an individual ("Wellesley-Wesley").


     CCACA, CCACB, Tessler, and Wellesley-Wesley each agree to file one statement on Schedule 13D on behalf of each of them pursuant to Rule 13d-2(f) promulgated under the Securities Exchange Act of 1934, as amended.

                              CC ACQUISITION COMPANY A, L.L.C.

                              By: /s/ Michael Wellesley-Wesley
                                  ----------------------------
                                  Michael Wellesley-Wesley


                              CC ACQUISITION COMPANY B, L.L.C.

                              By: /s/ Michael Wellesley-Wesley
                                  ----------------------------
                                  Michael Wellesley-Wesley



                              /s/ Allan R. Tessler
                              ------------------------------
                              ALLAN R. TESSLER


                              /s/ Michael Wellesley-Wesley
                              ------------------------------
                              MICHAEL WELLESLEY-WESLEY